Exhibit 99.1

Sourcefire Announces 2008 Fourth Quarter & Full Year Results

Full Year 2008 Revenues Grow 35% to a Record $76 Million from Year Ago Level of $56 Million; Gross Profit for 2008 Holds Steady at 77% of Revenues and Full Year Net Loss Attributable to Common Stockholders Improves

COLUMBIA, Md.--(BUSINESS WIRE)--February 26, 2009--Open source innovator and Snort® creator, Sourcefire, Inc. (Nasdaq: FIRE), a leader in Enterprise Threat Management, today announced financial results for its fiscal fourth quarter and twelve months ended December 31, 2008.

John Burris, Sourcefire’s CEO stated, “Revenues for the quarter and full year were the highest in the Company’s history. Even in this challenging environment, our customers are continuing to make our security solutions a spending priority, particularly in our federal sector where we saw revenue growth of 154% compared to last year. I am also encouraged by the traction we saw from our focus on international markets and the development of our indirect sales channel. For 2009, our goal is to expand on this success and continue to improve our operating margins as we build a path toward annual profitability on an adjusted basis.”

Financial Highlights

  Total Revenues - Revenues for the fourth quarter of 2008 were $25.7 million compared to $19.3 million in the fourth quarter of 2007, an increase of 33%. Revenues for the twelve months ended December 31, 2008 were $75.7 million compared to $55.9 million for 2007, an increase of 35%.
  Gross Profit - Gross profit for the fourth quarter of 2008 increased 38% to $20.0 million, or 78% of revenues, compared to $14.5 million, or 75% of revenues, in the fourth quarter of 2007. Gross profit for the twelve months ended December 31, 2008 increased 36% to $58.3 million, or 77% of revenues, compared to $43.0 million, or 77% of revenues, for 2007.
  GAAP Earnings – On the basis of generally accepted accounting principles (GAAP), net income attributable to common stockholders was $2.3 million in the fourth quarter of 2008, or $0.08 per diluted share, compared with GAAP net income attributable to common stockholders of $0.8 million, or $0.03 per share, in the fourth quarter of 2007. GAAP net loss attributable to common stockholders for the twelve months ended December 31, 2008 was $6.1 million, or a loss of $0.24 per share, compared with GAAP net loss attributable to common stockholders of $6.5 million, or a loss of $0.32 per share, for 2007. GAAP net income/loss attributable to common stockholders includes the accretion of our preferred stock up until the time of our initial public offering in the first quarter of 2007. Therefore, the only period in which GAAP net income/loss attributable to common stockholders differed from GAAP net income/loss was the twelve months ended December 31, 2007.

  Balance Sheet - As of December 31, 2008 the Company’s cash, cash equivalents and investments totaled $101.6 million.

Non-GAAP Measures

In evaluating the operating performance of its business, Sourcefire’s management excludes certain charges and credits that are required by GAAP. These non-GAAP results provide useful information to both management and investors by excluding items that we believe may not be indicative of the Company’s operating performance. These items share one or more of the following characteristics: they are unusual and Sourcefire does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; or they are unrelated to the ongoing operation of the business in the ordinary course. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

  Adjusted Net Income/Loss - Adjusted net income, which excludes stock-based compensation expense, was $3.4 million, or $0.13 per share, in the fourth quarter of 2008. This compared to adjusted net income of $2.6 million, or $0.10 per share, in the fourth quarter of 2007, which excludes stock-based compensation expense as well as expenses related to the acquisition of ClamAV. Adjusted net loss for the twelve months ended December 31, 2008 was $0.8 million, or a loss of $0.03 per share, which excludes stock-based compensation expense, a portion of which relates to the acceleration of vesting of equity awards in connection with the resignation of our former chief executive officer, as well as severance, legal and other CEO transition costs. This compared with adjusted net income of $1.0 million, or $0.05 per share, for 2007, which excludes stock-based compensation expense and the charge for in-process research and development costs and other expenses related to the acquisition of ClamAV.

2008 Company Highlights

Global Expansion

  Grew international revenues to $18.1 million in 2008, up 30% over the 2007 level of $14.0 million
  Enhanced EMEA Tiered Channel Program
  Added channel development resources in Eastern Europe, Nordics, Germany, the UK, Middle East, Australia, Singapore and Japan

Federal Growth

  Grew federal sector revenues to $15.8 million in 2008, up 154% over the 2007 level of $6.2 million
  Increased federal business to 21% of total revenues in 2008, up from 11% in 2007
  Recruited federal resources, growing that team by more than 50% in 2008

Industry Achievement

  Positioned in the leaders quadrant of the Gartner Network Intrusion Prevention Appliances Magic Quadrant Report*
  Won prestigious SC Magazine Award "Best Network Security" for Snort
  Sourcefire founder and CTO Martin Roesch named to eWeek's Top 100 Most Influential People in IT
  Recognized by Network Products Guide's 2008 Product Innovation Award in enterprise threat management
  Awarded Network Products Guide Readers Trust Award
  Ranked on Deloitte’s Technology Fast 50 for the Maryland region for the fourth time
  Ranked on Deloitte's 2008 Technology Fast 500 in North America for the second consecutive year
  Earned certification from ICSA Labs for a Payment Card Industry Data Security Standard (PCI DSS) Product Capability Assurance Report

Product Innovation

  Engineered and released the Sourcefire 3D® System 4.8 which provides users with a customized, role-based dashboard and superior automation for improved security
  Increased protection for virtual environments using Sourcefire RNA™ which can now identify both physical systems and new VMware-based virtual machines as they are added to the network
  Led the industry in same-day patch coverage with the Sourcefire Vulnerability Research Team

Competitive Advantage

The Sourcefire 3D® System provides the following unique combination of capabilities:

  Passively and automatically profiles every asset running on a network and identifies potentially vulnerable systems thereby allowing customers to remove those systems before they are compromised
  Identifies abnormal behavior and attacks targeted at networks and allows customers to block these attacks in real time
  Enables customers to develop customized detection rules to identify non-public exploits being launched against government and enterprise systems

Company Enters Settlement Agreement for IPO Litigation

In February 2009, the Company and the other defendants in the pending class action lawsuit related to the Company's initial public offering tentatively settled all claims in the lawsuit by entering into a settlement agreement with the lead plaintiff. The settlement requires final approval from the court, and no assurances can be given that the settlement will ultimately be approved. Neither the Company nor any of the other defendants admitted any wrongdoing in connection with the proposed settlement and, if finally approved, the settlement will result in the dismissal of all claims against all defendants. The Company recorded a $100,000 expense in the fourth quarter related to the terms of the settlement agreement and does not expect to incur any additional expenses with regard to the settlement other than legal fees.

First Quarter 2009 Outlook

Based on information as of February 26, 2009, Sourcefire is establishing guidance for the first quarter of 2009 for revenue in the range of $16.2 million to $17.7 million, net loss per share in the range of $0.09 to $0.05 and, on an adjusted basis, a net loss per share in a range of $0.05 to $0.01. Our forecast of adjusted net loss per share excludes stock-based compensation expense in the expected range of $1.1 million to $1.2 million.

Conference Call and Webcast

On Thursday, February 26, 2009 at 5:00 p.m. Eastern Time, Sourcefire will host a conference call to review these results. A listen-only web cast of the session will be available at http://investor.sourcefire.com. Those wishing to participate in the live session should use the following numbers to dial in:

Calling from the United States or Canada: 800-299-7089
Calling from other countries: 617-801-9714
Pass code: 95919897

An online replay will be available at http://investor.sourcefire.com following the completion of the live call and will remain available for at least 90 days.

About Sourcefire

Sourcefire, Inc. (Nasdaq: FIRE), Snort creator and open source innovator, is a world leader in Enterprise Threat Management (ETM) solutions. Sourcefire is transforming the way Global 2000 organizations and government agencies manage and minimize network security risks with its 3D Approach – Discover, Determine, Defend – to securing real networks. This ETM approach equips customers with an efficient and effective layered security defense – protecting network assets before, during and after an attack. Through the years, Sourcefire has been consistently recognized for its innovation and industry leadership by customers, media and industry analysts alike – with more than 40 awards and accolades. Today, the names Sourcefire and founder Martin Roesch have grown synonymous with innovation and network security intelligence. For more information about Sourcefire, please visit http://www.sourcefire.com.

SOURCEFIRE®, SNORT®, the Sourcefire logo, the Snort and Pig logo, SECURITY FOR THE REAL WORLD™, SOURCEFIRE DEFENSE CENTER™, SOURCEFIRE 3D®, RNA™, DAEMONLOGGER™, CLAMAV®, SOURCEFIRE SOLUTIONS NETWORK™, and certain other trademarks and logos are trademarks or registered trademarks of Sourcefire, Inc. in the United States and other countries. Other company, product and service names may be trademarks or service marks of others.

*Gartner Research “Magic Quadrant for Network Intrusion Prevention System Appliances, 1H08” by Greg Young and John Pescatore - February 14, 2008

Cautionary Language Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts are “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. These statements include our expectations regarding our financial results for the first quarter of 2009, the Company’s future profitability on an adjusted basis and the approval of the settlement of the pending securities class action litigation. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Sourcefire, Inc. may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the fact that our outlook for the first quarter of 2009 could change, and also include, without limitation, those risks and uncertainties described from time to time in the reports filed by Sourcefire, Inc. with the Securities and Exchange Commission. Sourcefire, Inc. undertakes no obligation to update any forward-looking statements.

Sourcefire, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:	(Unaudited)	(Unaudited)	(Unaudited)
Products	$17,056	$13,229	$45,245	$34,332
Technical support and professional services	8,659	6,109	30,428	21,527
Total revenue	25,715	19,338	75,673	55,859
Cost of revenue:
Products	4,347	3,714	12,408	9,523
Technical support and professional services	1,369	1,083	4,952	3,360
Total cost of revenue	5,716	4,797	17,360	12,883
Gross profit	19,999	14,541	58,313	42,976

Operating expenses:
Research and development	3,095	3,826	12,620	11,902
Sales and marketing	9,335	7,297	33,169	25,860
General and administrative	4,784	3,311	18,713	10,599
Depreciation and amortization	775	472	2,627	1,649
In-process research and development	-	-	-	2,947
Total operating expenses	17,989	14,906	67,129	52,957
Income (loss) from operations	2,010	(365)	(8,816)	(9,981)
Other income, net	437	1,297	3,064	4,604
Income (loss) before income taxes	2,447	932	(5,752)	(5,377)
Income tax expense	179	124	319	244
Net income (loss)	2,268	808	(6,071)	(5,621)
Accretion of preferred stock	-	-	-	(870)
Net income (loss) attributable to common stockholders	$2,268	$808	$(6,071)	$(6,491)

Net income (loss) attributable to common stockholders per share:
Basic	$0.09	$0.03	$(0.24)	$(0.32)
Diluted	$0.08	$0.03	$(0.24)	$(0.32)

Weighted average shares outstanding used in computing per share amounts:
Basic	25,890,225	24,561,490	25,379,791	20,434,792
Diluted	26,944,042	26,440,494	25,379,791	20,434,792

Note: Compensation cost under SFAS 123(R) for the three and twelve months ended December 31, 2008 and 2007 is included in the Consolidated Statements of Operations as follows (in thousands):
(unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cost of revenue (product)	$12	$7	$39	$22
Cost of revenue (services)	38	18	104	69
Stock-based compensation expense included in cost of revenue	50	25	143	91

Research and development	192	151	735	408
Sales and marketing	373	256	1,390	1,011
General and administrative	501	304	2,218	1,136
Stock-based compensation included in operating expenses	1,066	711	4,343	2,555
Total stock-based compensation expense	$1,116	$736	$4,486	$2,646

Sourcefire, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2008	2007
Assets	(unaudited)
Cash and cash equivalents	$39,768	$33,071
Investments	61,800	73,956
Accounts receivable, net	27,864	20,689
Inventory	4,521	4,863
Prepaid expenses and other current assets	2,115	3,651
Property and equipment, net	8,341	4,041
Intangible assets, net	465	592
Other long-term assets	1,431	815
Total assets	$146,305	$141,678

Liabilities
Accounts payable and accrued expenses	$12,292	$10,539
Deferred revenue	24,108	21,027
Other liabilities	864	918
Total liabilities	37,264	32,484

Stockholders' Equity
Common stock	25	24
Additional paid-in capital	159,306	153,693
Accumulated deficit	(50,594)	(44,523)
Accumulated other comprehensive income	304	-
Total stockholders' equity	109,041	109,194

Total liabilities and stockholders' equity	$146,305	$141,678

Sourcefire, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2008	2007
	(Unaudited)
Net loss	$(6,071)	$(5,621)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities	4,931	8,549
Net cash provided by (used in) operating activities	(1,140)	2,928

Net cash provided by (used in) investing activities	6,855	(66,934)

Net cash provided by financing activities	982	84,048
Net increase in cash and cash equivalents	6,697	20,042
Cash and cash equivalents at beginning of year	33,071	13,029
Cash and cash equivalents at end of year	$39,768	$33,071

Sourcefire, Inc.
Reconciliation of Non-GAAP Measures to GAAP (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Reconciliation to adjusted net income (loss):
Net income (loss)	2,268	808	(6,071)	(5,621)
Stock-based compensation expense	1,116	736	4,037	2,646
Stock-based compensation expense related to CEO transition		-	449	-
CEO transition costs	-	-	742	-
Expenses related to ClamAV acquisition	-	1,032	-	1,042
In-process research and development	-	-	-	2,947
Adjusted net income (loss)	$3,384	$2,576	$(843)	$1,014

Adjusted net income (loss) per share - basic	$0.13	$0.10	$(0.03)	$0.05
Adjusted net income (loss) per share - diluted	$0.13	$0.10	$(0.03)	$0.05

Weighted average number of shares - basic	25,890,225	24,561,490	25,379,791	20,434,792
Weighted average number of shares - diluted	26,944,042	26,440,494	25,379,791	20,434,792

CONTACT:
Sourcefire, Inc.
Investor Contact:
Tania Almond
Investor Relations Officer
410-423-1919
tania.almond@sourcefire.com
or
Media Contact:
Welz & Weisel Communications
Tony Welz
Principal
703-218-3555 x226
tony@w2comm.com